UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  May 26, 2011
(Date of earliest event reported)

Atrion Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-10763	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2011, the Board of Directors (the “Board”) of Atrion Corporation (the “Company”) elected David A. Battat, age 41, as President and Chief Executive Officer of the Company.  David Battat, the son of the Company’s Chairman Emile A Battat, has served as the Company’s President and Chief Operating Officer since 2007 and has served as President of Halkey-Roberts Corporation, one of the Company’s subsidiaries, since January 2006 and served from February 2005 through December 2005 as Halkey-Roberts’ Vice President - Business Development and General Counsel.  In connection with his election as President and Chief Executive Officer of the Company, the Board approved an increase in David Battat’s annual base salary to $350,000.

The Company and Emile Battat entered into a First Amendment to Amended and Restated Employment Agreement, dated as of May 26, 2011 (the “First Amendment”).  The First Amendment: (1) provides that Emile Battat will continue to serve as a senior executive officer of the Company and, subject to his election as a director by the stockholders of the Company and his election by the Company’s Board as its Chairman of the Board (“Chairman”), shall serve as Chairman; (2) extends the term of Emile Battat’s employment with the Company until December 31, 2016, which term shall be automatically renewed for additional one year terms unless either party delivers written notice of termination to the other party at least thirty days prior to the end of the applicable term; and (3) increases Emile Battat’s base salary starting January 1, 2012 to $600,000.  The foregoing summary of the First Amendment is qualified in its entirety by the First Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

On May 26, 2011, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which by this reference is incorporated herein as if copied verbatim, announcing the change in executive officers and the extension of the term of Emile Battat's employment agreement with the Company reported in this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2011, the Company held its 2011 annual meeting of stockholders.  At the annual meeting, there were 1,863,022 shares represented in person or by proxy, or 92% of the shares outstanding and entitled to vote as of the record date, which constituted a quorum.  The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Item 1.  Election of Directors.

Emile Battat and Ronald N. Spaulding were elected as directors to serve until the annual meeting of stockholders to be held in 2014.  The voting for each director was as follows:

	For	Withheld	Broker Non-Votes
Emile A Battat	1,452,654	17,335	393,033
Ronald N. Spaulding	1,453,808	16,181	393,033

Item 2.  Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Accountant for 2011.

The appointment of Grant Thornton LLP as the Company’s independent accountant for 2011 was ratified with 1,853,818 votes in favor, 5,977 votes against, 3,227 abstentions and 0 broker non-votes.

Item 3.  Advisory Vote on the Compensation of the Company’s Executive Officers.

The compensation of the Company’s executive officers was approved, on an advisory basis, with 1,443,683 votes in favor, 22,889 votes against, 3,417 abstentions and 393,033 broker non-votes.

Item 4.  Advisory Vote on the Frequency of Advisory Voting on the Compensation of the Company’s Executive Officers.

The tabulation of votes for the advisory vote on the frequency of advisory voting on the compensation of the Company’s executive officers is as follows:

One year	789,629
Two years	25,628
Three years	648,328
Abstentions	6,404
Broker Non-Votes	393,033

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits

10.1	First Amendment to Amended and Restated Employment Agreement by and between Atrion Corporation and Emile A Battat dated May 26, 2011

99.1	Press Release issued by Atrion Corporation dated May 26, 2011 (furnished only)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

By:	/s/ Jeffery Strickland
Jeffery Strickland
Vice President and Chief Financial Officer,
Secretary and Treasurer

Date:           May 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Employment Agreement by and between Atrion Corporation and Emile A Battat dated of May 26, 2011

99.1	Press Release issued by Atrion Corporation dated May 26, 2011 (furnished only)